Exhibit 99.1

FOR IMMEDIATE RELEASE
May 21, 2021

Tandy Leather Factory Appoints Elaine D. Crowley to its Board of Directors

FORT WORTH, TEXAS – May 21, 2021 (GLOBE NEWSWIRE) – Tandy Leather Factory, Inc. (Pink: TLFA) today announced the appointment of Elaine D. Crowley to the Company’s Board of Directors on May 19, 2021.  Ms. Crowley has also been appointed to serve on the Audit Committee of the Board.  In connection with Ms. Crowley’s appointment, the Company’s Board is expanding from seven to eight members.

Ms. Crowley, 62, most recently served as Chief Restructuring Officer of Stage Stores, Inc. from May 2020 to October 2020 and served as a member of its Board of Directors from 2014 to 2020.   From 2010 until her retirement in 2012, Ms. Crowley served as Executive Vice President and Chief Financial Officer for Mattress Giant Corporation, a mattress retailer.  Previously, from 2008 to 2010, Ms. Crowley served at Michaels Stores, Inc. (2008-2010), Executive Vice President and Chief Financial Officer and Senior Vice President, Controller and Chief Accounting Officer/Chief Financial Officer; The Bombay Company, Inc. (1990-2007) most recently as Senior Vice President, Chief Financial Officer and Treasurer; and as Liquidation Trustee for the Bombay Liquidation Trust from (2007-2017).  She has 11 years of public accounting experience principally with Price Waterhouse, holds a B.B.A. in accounting from Texas Christian University and is licensed as a certified public accountant in Texas.

Janet Carr, Chief Executive Officer of the Company, said, “We are excited to have Elaine Crowley join our Board.  Her deep experience in retail finance speaks for itself, and she brings a tremendous expertise and history working on and with Audit Committees.  As we near completion of our financial restatement and a return to regular public-company reporting, Elaine will be a valued leader for the next phase of Tandy’s financial and business growth.”

Ms. Crowley commented, “Tandy Leather is a true institution here in the Fort Worth area, with both a 100-year history and a strong plan for the future.  I’m very pleased to join the Tandy Board and play a role in their next chapter.”

Tandy Leather Factory, Inc., (http://www.tandyleather.com), headquartered in Fort Worth, Texas, is a specialty retailer of a broad product line, including leather, leatherworking tools, buckles and adornments for belts, leather dyes and finishes, saddle and tack hardware, and do-it-yourself kits.  The Company distributes its products through its 105 North American stores located in 40 US states and six Canadian provinces, and one store located in Spain.  Its common stock trades over-the-counter “pink sheets” with the symbol “TLFA”.  To be included on Tandy Leather Factory's email distribution list, go to: http://www.b2i.us/irpass.asp?BzID=1625&to=ea&s=0.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes

Contact:  Janet Carr, Tandy Leather Factory, Inc.  (817) 872-3200 or janet.carr@tandyleather.com

This news release may contain statements regarding future events, occurrences, circumstances, activities, performance, outcomes and results that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Actual results and events may differ from those projected as a result of certain risks and uncertainties. These risks and uncertainties include but are not limited to: changes in general economic conditions, negative trends in general consumer-spending levels, failure to realize the anticipated benefits of opening retail stores; availability of hides and leathers and resultant price fluctuations; change in customer preferences for our product, and other factors disclosed in our filings with the Securities and Exchange Commission.  These forward-looking statements are made only as of the date hereof, and except as required by law, we do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Importers, Exporters, Manufacturers, Distributors, Retailers of Leathers, Leathercraft Supplies, Hardware, Findings and Finishes